EXHIBIT 1.1

AMENDMENT NO. 4
TO
AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT

THIS AMENDMENT NO. 4 (“Amendment No. 4”) dated as of this 7th day of June, 2006 to the Amended and Restated Revolving Credit and Term Loan Agreement among HARDINGE INC. (the “Borrower”), the Banks signatory thereto (the “Banks”), MANUFACTURERS AND TRADERS TRUST COMPANY, as Agent and Lead Arranger, JPMORGAN CHASE BANK, N.A., as Syndication Agent, and KEYBANK NATIONAL ASSOCIATION, as Documentation Agent.

THIS AMENDMENT NO. 4 IS MADE WITH REFERENCE TO THE FOLLOWING FACTS:

R.1 The Borrower, the Banks, the Agent, the Syndication Agent and the Documentation Agent entered into an Amended and Restated Revolving Credit and Term Loan Agreement dated on or about January 28, 2005 (as amended from time to time, the “Loan Agreement”).

R.2 Pursuant to the terms of Amendment No. 1 to the Amended and Restated Revolving Credit and Term Loan Agreement dated February 11, 2005, the Borrower, the Banks, the Agent, the Syndication Agent and the Documentation Agent amended Section 6.09 of the Loan Agreement.

R.3 Pursuant to the terms of Amendment No. 2 to the Amended and Restated Revolving Credit and Term Loan Agreement dated July 16, 2005, the Borrower, the Banks, the Agent, the Syndication Agent and the Documentation Agent amended various provisions of the Loan Agreement concerning the pledge of stock and related collateral of the Borrower’s foreign subsidiary known as Hardinge Taiwan Limited.

R.4 Pursuant to the terms of Amendment No. 3 to the Amended and Restated Revolving Credit and Term Loan Agreement dated December 22, 2005, the Borrower, the Banks, the Agent, the Syndication Agent and the Documentation Agent amended various provisions of the Loan Agreement to include, among other things, provisions within the Loan Agreement for a new $20,000,000.00 bridge loan credit facility.

R.5 The Borrower, the Banks, the Agent, the Syndication Agent and the Documentation Agent now desire to, among other things, extend the maturity date for the bridge loan facility in accordance with the terms and conditions of this Amendment No. 4.

NOW, THEREFORE, the parties agree as follows:

1.     Definitions. Capitalized terms used in this Amendment No. 4, and not otherwise defined in this Amendment No. 4, shall have the meanings assigned to such terms in the Loan Agreement.

2.             Amendments. As of the “Amendment No. 4 Effective Date” (as such term is defined in Section 4 below):

2.1           In Article I of the Loan Agreement, the definition of “Bridge Loans Maturity Date” shall be modified to read as follows:

“Bridge Loans Maturity Date” means December 29, 2006.

2.2           Section 2.15 of the Loan Agreement shall be amended to include a new section (l) which shall read as follows:

(l)           On or before the Amendment No. 4 Effective Date, the Agent shall have received from the Borrower an extension fee equal to five (5) basis points on the aggregate amount of the Bridge Loans Commitment. Upon receipt, the Agent will distribute the extension fee to the Banks based upon their respective percentage commitments and the obligation of each of the Banks to make Bridge Loans under the terms of this Agreement.

2.2           Section 8.01 of the Loan Agreement shall be deleted in its entirety and the following language shall be inserted in replacement therefore:

Section 8.01        Leverage Ratio. The Borrower shall maintain a Leverage Ratio as measured as of each Quarterly Date of not greater than: (a) 3.50 to 1.00 for the Fiscal Year quarters ending on December 31, 2005, March 31, 2006, June 30, 2006, September 30, 2006 and December 31, 2006, (b) 3.25 to 1.00 for the Fiscal Year quarter ending on March 31, 2007, and (c) for the Fiscal Year quarter ending on June 30, 2007 and for each Fiscal Year quarter thereafter, 3.00 to 1.00.

3.    Additional and Supplemental Representations, Warranties and Covenants of the Borrower. Borrower hereby represents, warrants and covenants (as appropriate) to the Agent, in its capacity as an Agent and as a Bank, and on behalf of the Banks that:

3.1  Corporate Authority. The execution, delivery and performance by the Borrower of this Amendment No. 4, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action and does not and will not require any consent or approval of its shareholders, which has not been obtained, or contravene its Certificate of Incorporation or By-Laws, as amended to date.

3.2  Legally Enforceable Amendment. Amendment No. 1, Amendment No. 2, Amendment No. 3, this Amendment No. 4, the Loan Agreement, as amended, and other Loan Documents are all legal, valid and binding obligations of the Borrower or other Credit Parties who executed them, enforceable against the Borrower or such other Credit Parties who executed, in accordance with their respective terms, except to the extent that such enforcement might be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors’ rights generally.

3.3  No Amendments to ROC Joint Venture Agreement or Bridgeport Acquisition Documents. Reference is made to the Joint Venture Certification and the Bridgeport Acquisition Documents Certification, each delivered by the Borrower to the Agent and each dated as of December 22, 2005. The Borrower hereby represents and warrants that the documents attached to the aforementioned certifications remain unchanged.

3.4  Reaffirmation of Existing Representations and Warranties; Confirmation of Information Contained on Schedules. The Borrower hereby covenants that the representations, warranties and covenants set fort in the Loan Agreement and in the other Loan Documents are true and complete on and as of the Amendment No. 4 Effective Date. The Borrower also hereby covenants that the information contained on the Schedules and Exhibits attached to the Loan Agreement and the other Loan Documents is true and complete on and as of the Amendment No. 4 Effective Date.

3.5  Events of Default. With the exception of any Default(s) or Event(s) of Default specifically waived under Section 4 of Amendment No. 3, no Event of Default, Default or event which, with the giving of notice or passage of time, or both, would become a Default or an Event of Default has occurred and is continuing.

3.6  Material Adverse Change. There has been no material adverse change in the condition (financial or otherwise), business or operations of the Borrower or any Subsidiary.

4.    Effectiveness. This Amendment No. 4 shall be of no force or effect unless and until the date on which all of the following conditions are met (with such date being herein referred to as the “Amendment No. 4 Effective Date”):

5.1  Counterparts. The Agent shall have each received counterparts of this Amendment No. 4 duly executed by the Borrower, each of the Banks, the Agent and Lead Arranger, the Syndication Agent and the Documentation Agent.

5.2  Opinion. The Agent, on behalf of the Banks, shall have received an opinion of Sayles & Evans, counsel for the Borrower and its Subsidiaries, in form and content reasonably satisfactory to the Agent and its counsel.

5.3  Payment of Extension Fees. The Agent shall have received from the Borrower the extension fees described in Section 2.15 (l) of the Loan Agreement.

5.4  Borrower Due Diligence Documents. The Agent shall have received a certificate of the secretary of Borrower with attached supporting documents as follows:

(i)           Resolutions duly adopted by the Board of Directors of Hardinge authorizing the execution, delivery and performance of the Borrower’s obligations under this Amendment No. 4;

(ii)          An Incumbency Certificate;

(iii)         Copies of the Certificate of Incorporation and By-Laws of Borrower and any amendments thereto; and

(iv)        Appropriate good standing and lien searches for the Borrower as determined by Agent.

5.5  Reimbursement of the Agent. As consideration for the delivery of this Amendment No. 4 by the Agent, Lead Arranger, Syndication Agent, Documentation Agent and the Banks, the Borrower shall reimburse, indemnify and hold Agent harmless for the reasonable fees and actual costs and expenses incurred by the Agent for the services of legal professionals engaged by the Agent in connection with the negotiation and preparation of this Amendment No. 4. With respect to any amount required to be reimbursed by the Borrower pursuant to the foregoing provision of this Paragraph 5.5, it is hereby agreed that the Agent may charge any such amount to the Revolving Credit on the dates such reimbursement is made.

6.    Miscellaneous. The amendments set forth in this Amendment No. 4 are limited precisely as written and shall not be deemed to be a consent to any waiver of or modification of any other term or condition of the Loan Agreement or any of the instruments or agreements referred to therein, or prejudice any right or rights which the Bank may now have or may have in the future under or in connection with the Loan Agreement, or any of the instruments or agreements referred to herein. Except as expressly provided in Amendment No. 1, Amendment No. 2, Amendment No. 3 and in this Amendment No. 4, the Loan Agreement and the Loan Documents shall remain unchanged and in full force and effect, except that each reference in the Loan Agreement, and in any of the other Loan Documents, and in any agreements, certificates and notices simultaneously herewith or hereafter executed under or pursuant to the Loan Agreement or the other Loan Documents, to the “Loan Agreement”, “this Agreement”, “hereof”, “herein” and similar terms referring to the Loan Agreement and other Loan Documents, shall be deemed to refer to the Loan Agreement and the other Loan Documents as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3 and this Amendment No. 4.

This Amendment No. 4 shall be interpreted and construed according to its fair meaning and neither for or against any party hereto, irrespective of which party caused the same to be drafted. Each of the parties hereto hereby acknowledges that it has been or has had the opportunity to be represented by an attorney in connection with the preparation and execution of this Amendment No. 4.

Other than the understandings, agreements, representations and warranties made in connection with the Loan Agreement, Amendment No. 1, Amendment No. 2 and Amendment No. 3, all other prior understandings, agreement, representations and warranties, whether oral or written, between the Borrower and the Agent and/or the Borrower and the Banks are merged into this Amendment No. 4, which Amendment No. 4 completely expresses their full agreement and has been entered into after full investigation, neither party relying upon any statement made by anyone else that is not set forth in this Amendment No 4.

This Amendment No. 4 shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in such state, without regard to conflict of laws principles.

The section headings in this Amendment No. 4 are inserted for convenience only and shall not be considered a part of this instrument.

This Amendment No. 4 may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument.

[remainder of page left intentionally blank; signature pages to follow]

IN WITNESS WHEREOF, the parties have caused this Amendment No. 4 to be executed as of the date first above written.

HARDINGE INC.

	By:	/S/ J. PATRICK ERVIN
		Name:	J. Patrick Ervin
:		Title	Chairman of the Board, Chief Executive Officer and President

MANUFACTURERS AND TRADERS TRUST COMPANY, as Agent, Lead Arranger and as a Bank

	By:	/S/ SUSAN A. BURTIS
		Name:	Susan A. Burtis
		Title:	Vice President

JPMORGAN CHASE BANK, N.A., as Syndication Agent and as a Bank

	By:	/S/ THOMAS C. STRASENBURGH
		Name:	Thomas C. Strasenburgh
		Title:	Vice President

KEYBANK NATIONAL ASSOCIATION, as Documentation Agent and as a Bank

By:	/S/ CARL J. LUGER, JR.
	Name:	Carl J. Luger, Jr.
	Title:	Vice President

NBT BANK, NATIONAL ASSOCIATION, as a Bank

By:	/S/ RONALD G. GOODWIN
	Name:	Ronald G. Goodwin
	Title:	Senior Vice President

FIRST AMENDMENT TO AMENDED AND RESTATED SECURITY AGREEMENT

THIS FIRST AMENDMENT (“First Amendment”) dated as of this 7th day of June, 2006 to the Amended and Restated Security Agreement granted by HARDINGE INC. (the “Borrower”) and the Additional Grantors signatory thereto (the “Grantors”) in favor of MANUFACTURERS AND TRADERS TRUST COMPANY, as Agent for the Banks (the Agent, the Banks, the Swing Bank and the Issuing Bank being collectively referred to herein as the “Secured Parties”).

THIS FIRST AMENDMENT IS MADE WITH REFERENCE TO THE FOLLOWING FACTS:

R.1 The Borrower and the Grantors executed and delivered to the Secured Parties that certain Amended and Restated Security Agreement dated on or about January 28, 2005 (as amended from time to time, the “Security Agreement”).

R.2 The Borrower recently completed its purchase of 100% of the ownership interests in Hardinge Taiwan Precision Machinery, Limited.

R.3 The Borrower has agreed to grant to the Secured Parties a pledge of 65% of Borrower’s ownership interests in Hardinge Taiwan Precision Machinery, Limited.

R.4 In order to accommodate the additional pledge of the Borrower’s ownership interests in Hardinge Taiwan Precision Machinery, Limited, the Borrower, the Grantors and the Secured Parties now desire to amend certain of the terms and conditions of the Security Agreement as outlined in this First Amendment.

NOW, THEREFORE, in consideration of the premises, and under the authority of Section 5-11-3 of the New York General Obligations Law, the parties hereto agree as follows:

1.     Definitions. Unless otherwise defined herein, the defined terms used in this First Amendment shall have the meanings assigned to them in the Security Agreement.

2.             Amendments. The following amendments shall be incorporated into the Security Agreement:

2.1         Hardinge Taiwan Precision Machinery, Limited. All references in the Security Agreement to Hardinge Taiwan Precision Machinery, Limited shall also mean and refer to

Hardinge Taiwan Limited. For purposes of the Security Agreement and all Loan Documents, the two names may be used interchangeably.

2.2         Pledge of Hardinge Taiwan Limited. Notwithstanding anything to the contrary contained in the Security Agreement or in the Loan Documents, including but not limited to Amendment No. 2 to the Amended and Restated Loan Agreement, the Borrower hereby agrees to pledge 65% of its ownership interests in Hardinge Taiwan Limited.

2.3         Amendment of Schedule III to Security Agreement.  Schedule III of the Security Agreement shall be superseded and replaced with Schedule III attached hereto and made a part hereof by reference.

2.4         Agreement regarding Agent for Pledge of Ownership Interests in Hardinge Taiwan Limited. The Agent acknowledges its receipt of the Memorandum dated May 23, 2006, prepared on behalf of the Borrower by Lee and Li, its Taiwanese counsel (the “Memorandum”). Pursuant to the terms of the Memorandum, Lee and Li has notified the Agent that unless the pledge is held by an entity registered in Taiwan, there is a possibility that the pledge may not be enforceable.  Accordingly, the Banks have requested that the parties hereto pursue and enter into an agreement (referred to as “Agency Agreement”), with an entity registered in Taiwan (a “Foreign Agent”), who would be agreeable to hold and, if required, enforce the terms of the pledge for Hardinge Taiwan Limited.  In furtherance of the foregoing, the Borrower represents, warrants, covenants and agrees with the Agent that it shall do all things necessary to enter into the Agency Agreement with the Foreign Agent on or before August 15, 2006. In addition, Borrower agrees to pay all of Agent’s expenses incurred in connection with the negotiation, execution and enforcement of the Agency Agreement and reviewing and approving any documents or instruments that may be required by or produced in connection with the Agency Agreement, and Agent shall provide Borrower with supporting documentation for such expenses. Borrower further agrees that Borrower’s failure or refusal to deliver the Agency Agreement as required herein shall, at Agent’s election, be deemed an Event of Default without the necessity of any written notice to Borrower, with the result that Agent and the Banks shall have the right to exercise any and all rights and remedies available to them under the Loan Agreement, the Security Documents or as is otherwise available to them by operation of law.

2

3.    Representations and Warranties. Borrower hereby represents and warrants to the Agent, in its capacity as an Agent and as a Bank, and on behalf of the Banks that:

3.1         Corporate Authority. The execution, delivery and performance by the Borrower of this First Amendment has been duly authorized by all necessary corporate action and does not and will not require any consent or approval of its shareholders, which has not been obtained, or contravene its certificate of incorporation or by-laws, as amended to date.

3.2         Reaffirmation; Legally Enforceable Amendment. Except as modified by the First Amendment the Security Agreement shall remain in full force and effect and are hereby ratified and reaffirmed. In addition, the First Amendment and the Security Agreement, as amended, are legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except to the extent that such enforcement might be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors’ rights generally.

3.3         Defaults. No default or event, which with the giving of notice or lapse of time or both, would become a default under the terms of the Security Agreement, the Loan Agreement and other Loan Documents executed and/or delivered to the Agent or the Banks in connection with the Loan Agreement has occurred and is continuing.

3.4         No Waiver. Except as specifically set forth in this First Amendment, the execution, delivery and effectiveness of this First Amendment, or any agreement or document executed in connection with this First Amendment, shall not operate as a waiver of any right, power or remedy of the Agent and/or the Banks under the Security Agreement, nor constitute a waiver of any provision of the Security Agreement.

4.    Miscellaneous. Except as expressly provided in this First Amendment, the Security Agreement and the Loan Documents shall remain unchanged and in full force and effect, except that each reference in the Security Agreement, and in any of the other Loan Documents, and in any agreements, certificates and notices simultaneously herewith or hereafter executed under or pursuant to the Security Agreement or the other Loan Documents, to the “Security Agreement”, “this Agreement”, “hereof”, “herein” and similar terms referring to the Security Agreement and other Loan Documents, shall be deemed to refer to the Security Agreement and the other Loan Documents as amended by this First Amendment.

3

This First Amendment shall be interpreted and construed according to its fair meaning and neither for or against any party hereto, irrespective of which party caused the same to be drafted. Each of the parties hereto hereby acknowledges that it has been or has had the opportunity to be represented by an attorney in connection with the preparation and execution of this First Amendment.

Other than the understandings, agreements, representations and warranties made in connection with this First Amendment, all other prior understandings, agreement, representations and warranties, whether oral or written, between the Borrower and the Agent and/or the Borrower and the Banks are merged into this First Amendment, which First Amendment completely expresses their full agreement and has been entered into after full investigation, neither party relying upon any statement made by anyone else that is not set forth in this First Amendment.

This First Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in such state, without regard to conflict of laws principles.

This section headings in this First Amendment are inserted for convenience only and shall not be considered a part of this instrument.

This First Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed as of the date first above written.

HARDINGE INC.

By:	/S/ J. PATRICK ERVIN
	Name:	J. Patrick Ervin
	Title:	Chairman of the Board, President and CEO

4

L. KELLENBERGER & CO. AG.
By:	HARDINGE INC.

By:	/S/ J. PATRICK ERVIN
	Name:	J. Patrick Ervin
	Title:	Chairman of the Board, President and CEO

HARDINGE TECHNOLOGY SYSTEMS, INC.

By:	/S/ J. PATRICK ERVIN
	Name:	J. Patrick Ervin
	Title:	Chairman of the Board, President and CEO

MANUFACTURERS AND TRADERS TRUST COMPANY, in its capacity as Agents for the Banks and the Secured Parties

By:	/S/ SUSAN A. BURTIS
	Name:	Susan A. Burtis
	Title:	Vice President

5

SCHEDULE II

Pledged Equity

1.                                       Certificate No. C-2 evidencing 53,333 shares of stock of Canadian Hardinge Machine Tools Limited, a Canadian corporation;

2.                                       Certificate No. 42 evidencing 87,593 shares of stock of Hardinge Machine Tools, Limited, a United Kingdom corporation;

3.                                       Certificate No. 1 evidencing 2,995 shares of stock of L. Kellenberger & Co. AG., a Switzerland corporation;

4.                                       Certificate No. 1 evidencing 33,333 shares of stock of HTT Hauser Tripet Tschudin AG, a Switzerland corporation;

5.                                       Certificate No. 1 evidencing 100 shares of stock of Hardinge Technology Systems, Inc., a New York corporation; and

6.                                       Certificate No. 1 evidencing 6,743,750 shares of stock of Hardinge Taiwan Precision Machinery, Limited, a Taiwan corporation.

6